Exhibit 10.4

EXECUTION COPY

AMENDMENT NO. 1 TO THE

AMENDED AND RESTATED

JACKSONVILLE SAVINGS BANK

SALARY CONTINUATION PLAN 1

This AMENDMENT NO. 1 TO THE AMENDED AND RESTATED JACKSONVILLE SAVINGS BANK SALARY CONTINUATION PLAN 1 (this “Amendment”) is hereby adopted by Jacksonville Savings Bank (the “Company”) on January 17, 2018.

WHEREAS, the Company adopted the Amended and Restated Jacksonville Savings Bank Salary Continuation Plan 1 (the “Plan”), effective April 24, 2012; and

WHEREAS, the Company is a wholly-owned subsidiary of Jacksonville Bancorp, Inc. (“Jacksonville”); and

WHEREAS, Jacksonville, CNB Bank Shares, Inc. and CNB Acquisitions, Inc. have entered into an Agreement and Plan of Merger dated as of January 17, 2018 (the “Merger Agreement”); and

WHEREAS, pursuant to Section 7.1 of the Plan, the Plan may be amended by a written agreement signed by the Company, provided that such amendment does not reduce or eliminate any vested benefit payable to a participant under the Plan; and

WHEREAS, following the completion of the transactions contemplated by the Merger Agreement (the “Merger”), the Plan shall be assumed by any successor to the Company pursuant to the terms of the Plan, as amended by this Amendment.

NOW, THEREFORE, in consideration of the premises, the mutual agreements herein set forth and such other consideration the sufficiency of which is hereby acknowledged, the Plan is hereby amended as follows:

1.           Amendment to Section 2.1 of the Plan. The following sentence is hereby added to the end of Section 2.1 of the Plan to read as follows:

“Notwithstanding the foregoing, no new employees of the Company shall be eligible to participate in the Plan.”

2.           Amendment to Section 3.10 of the Plan. Section 3.10 of the Plan is hereby amended and restated to read as follows:

“3.10     Acceleration of Payments. No acceleration of the time or schedule of any payment may be made hereunder.”

3.           Amendment to Section 7.1 of the Plan. Section 7.1 of the Plan is hereby amended and restated to read as follows:

“7.1       Amendment Generally. This Plan may be amended only by a written agreement signed by the Company, provided that such amendment does not: (1) reduce or eliminate any vested benefit under the Plan; or (2) cause any distribution of benefits under the Plan to be made any earlier than the earliest distribution event permitted under Article 3, unless both written consent is received from each affected Participant and such earlier distribution does not result in adverse tax consequences under Section 409A of the Code.”

4.           Deletion of Section 7.3 of the Plan. Section 7.3 of the Plan is hereby deleted in its entirety.

5.           Deletion of Section 7.4 of the Plan. Section 7.4 of the Plan is hereby deleted in its entirety.

6.           Capitalized Terms. Capitalized terms herein shall have the meanings ascribed to them in the Plan except as otherwise expressly provided in this Amendment.

7.           Effect of Amendment. Except and to the extent modified by this Amendment, the provisions of the Plan shall remain in full force and effect and are hereby incorporated into and made a part of this Amendment.

8.           Effective Date. This Amendment shall become effective on the date on which the Effective Time occurs. In the event the Merger Agreement is terminated by the parties thereto without the transactions contemplated thereby having been consummated, this Amendment shall be deemed null and void ab initio.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has executed this Amendment as of the date first written above.

JACKSONVILLE SAVINGS BANK

By:	/s/ Richard A. Foss
Name:	Richard A. Foss
Title:	President and CEO

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